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                                                                 EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement No. 333-25757 on Form S-8 filed April 24, 1997, as amended June 24, 1998, of Midwest Games Inc. and Registration Statement No. 333-57583 on Form S-8 filed June 24, 1998, and in the related Prospectuses of Midway Games Inc., of our report dated August 17, 1998, with respect to the financial statements and schedule of Midway Games Inc. and subsidiaries, included and/or incorporated by reference, in the Annual Report (Form 10-K) of Midway Games Inc. for the year ended June 30, 1998.




                                                  Ernst & Young LLP


Chicago, Illinois
September 22, 1998